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                                                                   EXHIBIT 10.20

                     TWEETER HOME ENTERTAINMENT GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I.

                          PURPOSE; CERTAIN DEFINITIONS

Section 1.1 Purpose. The Tweeter Home Entertainment Group, Inc. Employee Stock Purchase Plan (the "Plan") is designed to foster continued favorable employee relations, and to encourage and assist employees of Tweeter Home Entertainment Group, Inc. (the "Company") and the employees of any present or future subsidiaries of the Company in acquiring a stock ownership interest in the Company. The Plan is intended to be an Employee Stock Purchase Plan under Internal Revenue Code (the "Code") Section 423.

Section 1.2 Certain Definitions. As used in this Plan, the terms set forth below shall have the following meanings:

        1.2.1 "Administrator" means the individual or committee (which may be a committee of the Board) appointed by the Board to administer the Plan, as provided in Section 6.1 hereof.

        1.2.2 "Board" means the Board of Directors of the Company.

        1.2.3 "Commencement Date" means the first business day of each Purchase Period during which the Plan is in effect, starting with the first business day after this Plan is first adopted.

        1.2.4 "Compensation" means, with respect to any employee, the total annual earnings of such employee paid by the Company or its subsidiaries, as reported by the Company or such subsidiary on such employee's Form W-2.

        1.2.5 "Eligible Employee" means each employee of the Company or any of its subsidiaries who has completed one year of continuous service other than: (a) an employee whose customary employment is for 29 hours or less per week, (b) an employee whose customary employment is for not more than five months in any calendar year, (c) an employee who has not reached the age of majority in the state within which such employee works or resides,
     (d) an employee who is deemed for purposes of Section 423(b)(3) of the Code to own stock (either before or after giving effect to any proposed purchase of Shares) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or (e) an employee not otherwise satisfying any additional eligibility criteria established by the Administrator from time to time. The determination of whether a particular entity is a "subsidiary" of the Company for purposes of the Plan shall be made by the Administrator in its sole discretion.

        1.2.6 "Fair Market Value" of Shares on any date means the last sale price reported by Nasdaq, or any comparable national securities association or national securities exchange on which the Common Stock is traded, for the Common Stock for the nearest prior business day on which trading in the Common Stock occurred on the Nasdaq National Market or any such comparable national securities association or national securities exchange. If on any day for which Fair Market Value is to be determined the Common Stock of the Company is not admitted to trading on the Nasdaq National Market or any other national securities association or national securities exchange for which last sale prices are commonly reported, then Fair Market Value of the Shares on that date shall be determined on such basis as shall be established or specified for the purpose in good faith by the Administrator.

        1.2.7 "Participant" means each Eligible Employee who elects to participate in the Plan pursuant to the terms and conditions of the Plan.

        1.2.8 "Purchase Date" means the last business day of each Purchase
     Period.
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        1.2.9 "Purchase Period" means each calendar quarter beginning each
     January 1, April 1, July 1, and October 1.

                                  ARTICLE II:

                           STOCK SUBJECT TO THE PLAN

Section 2.1  Shares Under the Plan.  Subject to adjustment pursuant to Section
8.1 of the Plan, the aggregate number of shares of the Company's Common Stock, $.01 par value ("Common Stock") which may be sold under the Plan (the "Shares") is 500,000. The Shares may be authorized, but unissued, or reacquired shares of Common Stock of the Company. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                                  ARTICLE III:

                                  ELIGIBILITY

Section 3.1 Participation. Only Eligible Employees may participate in the Plan. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Administrator one or more participation election documents in the form prescribed by the Administrator from time to time (a "Participation Election"). The effective date of an Eligible Employee's participation shall be the Commencement Date next following the date which is thirty (30) days after the date on which the Administrator receives from the Eligible Employee a properly filed Participation Election. Participation in the Plan will continue automatically from one Purchase Period to another unless participation is otherwise terminated hereunder.

Section 3.2 Voluntary Withdrawal. Any Participant may voluntarily withdraw from the Plan by filing a notice of withdrawal with the Administrator in the form prescribed by the Administrator from time to time. Upon such withdrawal, there shall be paid to the Participant the cash amount, if any, remaining in his or her Stock Purchase Account (as defined below in Section 4.1). The delivery of certificates representing the Shares held for such Participant under the Plan shall be handled in the manner provided in Section 5.2(c).

Section 3.3  Termination of Participation.

(a) Termination. A Participant's participation in the Plan will be terminated when the Participant (1) resigns or is discharged from the Company or its subsidiaries, (2) dies, (3) does not receive pay from the Company or its subsidiaries for twelve (12) consecutive months, unless this period is due to illness, injury or for other reasons approved by the Administrator, or (4) otherwise does not qualify as an Eligible Employee. Subject to Section 3.3(b) with respect to termination due to death, upon termination of participation, the Participant shall be paid the cash amount, if any, remaining in his or her individual Stock Purchase Account within thirty (30) days after termination, and the delivery of certificates representing the Shares held for such Participant under the Plan shall be handled in the manner provided in Section 5.2(c).

(b) Beneficiaries Upon Death. Each Participant may designate a beneficiary or beneficiaries of the Stock Purchase Account in the event of such Participant's death, and such Participant may change his or her designation, in each case by filing with the Administrator such forms as may be required by the Administrator for such purpose from time to time. Any designation shall be effective only after it is received by the Administrator and shall become effective as of the date it is signed. Upon the death of a Participant any cash amounts remaining in his or her Stock Purchase Account shall be paid or distributed to the beneficiary or beneficiaries designated by such Participant, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Company shall not be under any further liability to anyone. Notwithstanding the foregoing provisions of this Section 3.3(b), the rights of any Participant to designate any such beneficiary with

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respect to any rights of the Participant in an account referred to in clauses
(ii) or (iii) of Section 5.2(b) shall be governed by the requirements of the entity with which such account is established or maintained, and the Company shall have no responsibility or liability with respect to any such designation or requirements.

                                  ARTICLE IV:

                               PAYROLL DEDUCTIONS

Section 4.1 Accounts. For all Participants in the Plan, there shall be established and maintained individual accounts ("Stock Purchase Accounts"). The Company shall provide, or cause to be provided, to each Participant a statement of account quarterly or for such other time period as may be determined by the Administrator, which statement will set forth, as to such Participant's Stock Purchase Account, the amount of all payroll deductions made during such time period, the number of Shares purchased on the Purchase Date(s) within the relevant time period by such Participant and the per share purchase price of Shares, and the cash balance credit, if any, remaining in such Stock Purchase Account as of such Purchase Date(s). No interest shall accrue on any amounts held in the Stock Purchase Account from time to time. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

Section 4.2  Payroll Deductions, Limitations, and Stock Purchase
Accounts. Subject to this Section 4.2, a payroll deduction shall be made on behalf of each Participant for each payroll period of the Company in the dollar amount as specified in such Participant's Participation Election. Payroll deductions for each payroll period shall not be more than ten percent (10%) of such Participant's Compensation for such payroll period. In addition, the maximum amount that may be deducted for each Participating Employee in any one calendar year (the "Maximum Amount") shall be the lesser of: (a) $5,000; and (b) that amount which would cause the total Fair Market Value of Shares purchased under the Plan by the Participant, plus the Fair Market Value of all other shares of capital stock of the Company purchased by the Participant under any other plan of the Company intended to qualify under Section 423 of the Code, in any one calendar year to exceed $25,000. For purposes of determining the Maximum Amount, Fair Market Value will be determined as of each Commencement Date in which the Participant participates in the Plan. When a Participating Employee's aggregate payroll deductions for the calendar year total the Maximum Amount, the Participant's purchases of Shares and payroll deductions under the Plan shall be suspended for the remainder of the calendar year, but the Participant shall not cease to be a Participant under the Plan solely by reason of such suspension.

Section 4.3 Changes in Payroll Deductions. A Participant may change the dollar amount of his or her payroll deductions, subject to the limitations set forth in
Section 4.2 above by executing and filing with the Administrator one or more documents in the forms prescribed by the Administrator for such purpose from time to time. The effective date of such changes shall be the Commencement Date next following the date which is thirty (30) days after the date on which the Administrator receives from the Participant such documents properly filed.

                                   ARTICLE V:

                               ISSUANCE OF SHARES

Section 5.1 Issuance of Shares. On each Purchase Date so long as the Plan shall remain in effect, the Company shall apply the funds credited to each Participant's Stock Purchase Account as of that Purchase Date to the purchase of Shares in units of one Share or multiples thereof. The cost to each Participant for the Shares so purchased shall be eighty-five (85%) of the Fair Market Value of such Shares, as measured on such Purchase Date, or such higher percentage of the Fair Market Value of such Shares, as measured on such Purchase Date, as the Administrator may determine from time to

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time (including, without limitation, such higher percentage as the Administrator may determine from time to time to be necessary or appropriate in connection with the Plan's status under, or compliance with, Section 423 of the Code). Any monies remaining in such Participant's Stock Purchase Account equaling less than the sum required to purchase one Share shall, unless otherwise requested by the Participant, be held in the Participant's Stock Purchase Account for use during the next Purchase Period. If the number of Shares that all Participants desire to purchase at any Purchase Date exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among such Participants in proportion to their contributions during the Purchase Period ending on such Purchase Date. The delivery of certificates representing the Shares held for each Participant under the Plan shall be handled in the manner provided in
Section 5.2(b).

Section 5.2  Share Ownership; Issuance of Certificates.

(a) Participant's Ownership. The Shares purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such Shares. All the Shares purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrator in accordance with subsection (b).

(b) Delivery of Shares. The Administrator, in its sole discretion, may determine that Shares purchased under the Plan shall be delivered by the Company by (i) issuing and delivering to any Participant a certificate for the number of Shares purchased by the Participant on a Purchase Date or during a calendar year or other period determined by the Administrator, (ii) issuing and delivering a certificate or certificates for the number of Shares purchased by all Participants on a Purchase Date or during a calendar year or other period determined by the Administrator to a brokerage or investment banking firm selected by the Administrator from time to time, which Shares may be held by such brokerage or investment banking firm in street name, but with a separate brokerage account for each Participant, (iii) issuing and delivering a certificate or certificates for the number of Shares purchased by all Participants on a Purchase Date or during the calendar year or other period determined by the Administrator to a bank or trust company or affiliate thereof selected by the Administrator from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's interest in the Shares; or (iv) such other manner or method of delivery as may be selected by the Administrator.

(c) Restrictions on Withdrawals, Etc. The Administrator in its sole discretion, may impose such restrictions or limitations as it shall determine on the withdrawal of Shares (or certificates evidencing Shares) from any accounts established for a Participant pursuant to clauses (ii) or (iii) of Section 5.2(b). Notwithstanding the foregoing, in the event a Participant terminates his or her employment with the Company or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her Shares held in any account established pursuant to clauses (ii) or (iii) of Section 5.2(b), unless the Participant elects to have the Shares sold in accordance with such procedures as the Administrator shall prescribe.

Section 5.4 Compliance With Laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to provide for the purchase or delivery of Shares if the Administrator or the Company concludes that such purchase or delivery would not be in compliance with applicable legal requirements, including without limitation the Securities Act of 1933, as amended.

Section 5.5 Notice to Company of Disqualifying Disposition. By electing to participate in the Plan, each Participant agrees to notify the Company in writing immediately after such Participant transfers Shares acquired under the Plan, if such transfer occurs within two years after the Commencement Date of the Purchase Period in which such Shares were acquired or within one year after the end of that Purchase Period. Each Participant further agrees to provide any information about such a transfer as may be requested by the Company in order to assist it in complying with the

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tax laws, and understands that such dispositions have certain tax consequences to Participants and to the Company.

                                  ARTICLE VI:

                                 ADMINISTRATION

Section 6.1 Administration. The Plan shall be administered by the Administrator appointed by the Board from time to time. Without limiting the foregoing, the Administrator shall have the power to construe and interpret the Plan, any Participation Election and any other documents, instruments or agreements relating thereto; to decide all questions relating to an employee's status and eligibility to participate in the Plan; to make adjustments to the limitations on payroll deductions set forth in Section 4.2; to employ such other persons as are necessary for the proper administration of the Plan; and to make all determinations necessary or advisable in administering the Plan. Any construction, interpretation, or application of the Plan by the Administrator shall be final, conclusive and binding.

                                  ARTICLE VII:

            EFFECTIVE DATE, MODIFICATION AND TERMINATION OF THE PLAN

Section 7.1 Effective Date and Term. The Plan shall be effective beginning January 26, 1999, which is the date of the approval of the Plan by the stockholders of the Company. The Plan shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 7.2 or Section 8.2.

Section 7.2 Company's Reservation of Rights. The Company reserves the right to amend, alter, or terminate the Plan in its discretion at any time.

Section 7.3 Return of Amounts Upon Termination. Upon termination of the Plan, each Participant shall be entitled to receive the amount remaining in his or her individual Stock Purchase Account, and the Participant shall be entitled to receive a distribution of his or her Shares held in any account established pursuant to clauses (ii) or (iii) of Section 5.2(b), unless the Participant elects to have the Shares sold in accordance with such procedures as the Administrator shall prescribe, in each case within a reasonable time following such termination.

                                 ARTICLE VIII.

                  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

Section 8.1 Anti-Dilution Provisions. The aggregate number of Shares reserved for purchase under the Plan, as provided in Section 2.1, and the calculation of the purchase price per Share, may be appropriately adjusted to reflect any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such Shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Administrator acting with the consent of, and subject to the approval of, the Board of Directors.

Section 8.2 Dissolution, Merger, Etc. Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering under the Plan shall pertain to and apply to the Shares of Common Stock of the Company. However, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, (c) any transaction that results in the Common Stock ceasing to be publicly traded, the Plan and any offering under the Plan shall terminate upon the effective date of such dissolution, liquidation, merger consolidation or transaction, and the balance of any amounts remaining in a Participant's Stock Purchase Account and

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which had not by such time been applied to the purchase of Shares shall be returned to the Participant, without interest, and the Participant shall be entitled to receive a distribution of his or her Shares held in any account established pursuant to clauses (ii) or (iii) of Section 5.2(b), unless the Participant elects to have the Shares sold in accordance with such procedures as the Administrator shall prescribe, in each case within a reasonable time following such termination.

                                  ARTICLE IX:

                            MISCELLANEOUS PROVISIONS

Section 9.1 Assignment. No rights of any Participant under this Plan shall be assignable by him or her, by operation of law, or otherwise, except to the extent that a Participant is permitted to designate a beneficiary or beneficiaries as hereinabove provided, and except to the extent permitted by the law of descent and distribution if no such beneficiary be designated.

Section 9.2 Participation in Other Plans. Nothing herein contained shall affect a Participant's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, or other employee welfare plan or program of the Company, including without limitation any stock option or incentive plan maintained from time to time by the Company.

Section 9.3 Governing Law. The interpretation, performance, and enforcement of this Plan shall be governed by the laws of the State of Delaware.

Dated Adopted by Company's Board of Directors: December 10, 1998

Dated Adopted by Company's Stockholders: January 26, 1999

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